FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Act of 1934

Date of Report (Date of earliest event reported) March 3, 2009

ACROSS AMERICA FINANCIAL SERVICES, INC.
 (Exact Name of Small Business Issuer as specified in its charter)

Colorado	000-52530	20-8097969
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Seventeenth Street, Suite 1200, Denver, Colorado 80202
 (Address of principal executive offices including zip code)

 (303) 893-1003
 (Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[  ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Act of 1934

References in this document to "us," "we," or "the Company" refer to Across America Financial Services, Inc., and our wholly-owned subsidiary.

Item 7.01 Regulation FD Disclosure

In accordance with General Instruction B.2. of Form 8-K, the information set forth in this Item 7.01 (including Exhibit 99.1) is furnished pursuant to Item 7.01 and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended ("the Exchange Act"), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or in the Exchange Act except as may be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events

On November 17, 2008, we entered into an Agreement of Merger and Plan of Reorganization with APRO Bio Pharmaceutical Corporation (APRO), a private Colorado corporation, whereby our wholly-owned subsidiary, Across America Acquisition Corp., would merge with APRO, with APRO being the surviving entity. APRO would then become our wholly-owned subsidiary. This Agreement has been extended until March 11, 2009.

On March 4, 2009, senior officials of APRO are scheduled to present at the upcoming EdgeWater Research Spring 2009 Small/Micro Cap Conference to be held in Las Vegas, Nevada.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibit.

99.1     APRO Presentation.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on March 3, 2009
.

ACROSS AMERICA FINANCIAL SERVICES, INC., a Colorado corporation

By:	/s/ Brian L. Klemsz
Brian L. Klemsz, President, Chief Executive Officer,Chief Financial Officer and Director (Principal Executive, Accounting and Financial Officer)